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                                   EXHIBIT 99B


                        SEC GUIDE 3 FINANCIAL INFORMATION

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                               CCFNB BANCORP, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                          (DOLLAR AMOUNTS IN THOUSANDS)


                  The following table sets forth the composition of CCFNB's loan portfolio as of the date indicated:


                                                                         For The Years Ended December 31,
                                                  --------------------------------------------------------------
                                                     1997         1996          1995         1994         1993
                                                     ----         ----          ----         ----         ----

Commercial....................................... $    7,551   $    7,957   $    5,990   $    5,472    $   5,880
Tax Exempt.......................................      2,591        2,064        1,520        2,398          530
Qualified Municipal Leases.......................          0           35          131          277          597
Real Estate-Construction.........................        637          660          941          994        1,452
Real Estate......................................     99,780       96,439       95,293       94,030       83,863
Personal.........................................      8,524        8,447        8,058        6,577        4,107
Credit Cards.....................................         383         441          447          468          514
                                                 ------------------------ ------------ ------------   ----------
                                                    $119,466     $116,043     $112,380     $110,216      $96,943
Unamortized Loan Fees Net of Costs...............         97          129          188          273           64
Unearned Discount................................         324         324          360          143          489
                                                 ------------------------ ------------ ------------   ----------
Loans, Net.......................................   $119,045     $115,590     $111,832     $109,800      $96,390
                                                    ========     ========     ========     ========      =======


                  The following table presents the percentage distribution of loans by category as of the date indicated:

                                                                         For The Years Ended December 31,
                                                  --------------------------------------------------------------
                                                     1997         1996          1995         1994         1993
                                                     ----         ----          ----         ----         ----
Commercial.......................................      6.32%        6.85%        5.33%        4.97%        6.06%
Tax Exempt.......................................      2.17%        1.78%        1.35%        2.18%        0.54%
Qualified Municipal Leases.......................      0.00%        0.03%        0.11%        0.25%        0.62%
Real Estate-Construction.........................      0.53%        0.57%        0.84%        0.90%        1.50%
Real Estate......................................     83.52%       83.11%       84.80%       85.31%       86.51%
Personal.........................................      7.14%        7.28%        7.17%        5.97%        4.24%
Credit Cards.....................................      0.32%        0.38%        0.40%        0.42%        0.53%
                                                   ---------    ---------    ---------    ---------    ---------
Total Loans......................................    100.00%      100.00%      100.00%      100.00%      100.00%
                                                     =======      =======      =======      =======      =======


                  The following table shows the maturity of loans in the specified categories of CCFNB's loan portfolio at December 31, 1997, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:


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

                                                                    Maturing      Maturing
                                                      Maturing        After         After      Maturing
                                                       In One       One Year     Five Years      After
                                                        Year         Through       Through        Ten
                                                       Or Less     Five Years     Ten Years      Years      Total
                                                       -------     ----------     ---------      -----      -----

Commercial, Tax Exempt, Qualified Municipal
   Leases, Real Estate, Personal and Credit
   Card Loans.....................................     $7,352        $15,402       $26,837      $69,238    $118,829
Real Estate-Construction Loans....................        637              0             0            0         637
                                                          ---              -             -            -         ---
Total.............................................     $7,989        $15,402       $26,837      $69,238    $119,466
                                                       ======        =======       =======      =======    ========

Amount of Such Loans with:
   Predetermined Fixed Rates......................     $7,352        $10,576      $  8,272     $  2,069   $  28,269
   Floating or Adjustable Rates...................        637          4,826        18,565       67,169      91,197
                                                          ---          -----        ------       ------      ------
Total.............................................     $7,989        $15,402       $26,837      $69,238    $119,466
                                                       ======        =======       =======      =======    ========


                  The following table presents a summary of CCFNB's loan loss experience as of the dates indicated:

                                                                 For The Years Ended December 31,
                                               --------------------------------------------------------------------
                                                  1997          1996           1995           1994          1993
                                                  ----          ----           ----           ----          ----

Loans Outstanding at End of Period             $ 119,045      $ 115,590      $ 111,832      $ 109,800      $ 96,423
                                               ---------      ---------      ---------      ---------      --------

Average Loans Outstanding During the Period    $ 116,771      $ 112,341      $ 110,980      $ 100,628      $ 88,347
                                               ---------      ---------      ---------      ---------      --------

Allowance for Loan Losses:
   Balance, Beginning of Period                $     911      $     912      $     943      $     921      $    876

Loans Charged Off:
   Commercial and Industrial                         (15)           (19)           (65)           (21)           (2)
   Real Estate Mortgages                               0              0              0           (147)          (60)
   Consumer                                          (84)          (118)           (38)           (23)          (22)
   Lease Financing Receivables                         0              0              0              0           (16)
   Credit Cards                                       (4)            (8)            (4)            (5)           (5)
                                               ---------      ---------      ---------      ---------      --------
Total Loans Charged Off                             (103)          (145)          (107)          (196)         (105)

Recoveries:
   Commercial and Industrial                           0             17             13              4             1
   Real Estate Mortgages                               0              0              0              1            17
   Consumer                                           29             41              6             17            25
   Lease Financing Receivables                         1              3             12             32             0
   Credit Cards                                        3              3              3              4             2
                                               ---------      ---------      ---------      ---------      --------
Total Recoveries                                      33             64             34             58            45

Net Loans Charged Off                                (70)           (81)           (73)          (138)          (60)
                                               ---------      ---------      ---------      ---------      --------
Provision for Loan Losses                             60             80             42            160           105
                                               ---------      ---------      ---------      ---------      --------
Balance, End of Period                         $     901      $     911      $     912      $     943      $    921
                                               ---------      ---------      ---------      ---------      --------
Net Loans Charged Off During the Period
   as a Percent of Average Loans
   Outstanding During the Period                    0.06%          0.07%          0.07%          0.14%         0.07%
                                               ---------      ---------      ---------      ---------      --------


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                  The following table presents an allocation of CCFNB's
allowance for loan losses as to indicated categories as of the dates indicated:

                                                                 For The Years Ended December 31,
                                                     ---------------------------------------------------------
                                                     1997         1996          1995         1994         1993
                                                     ----         ----          ----         ----         ----
Commercial.......................................    $  83        $  79        $  73         $133         $179
Real Estate Mortgages............................      516          500          513          447          390
Consumer.........................................       99           96           53          203           59
Credit Cards.....................................       20           20           25           27           36
Lease Financing Receivables......................        0            0            2            7            7
Unallocated......................................      183          216          246          126          250
                                                     -----        -----        -----        -----        -----
Total............................................     $901         $911         $912         $943         $921
                                                      ====         ====         ====         ====         ====


                  The following table presents a summary of CCFNB's nonaccrual, restructured and past due loans as of the date indicated:

                                                        For The Years Ended December 31,
                                                -------------------------------------------------
                                                  1997     1996      1995       1994       1993
                                                  ----     ----      ----       ----       ----
Nonaccrual, Restructured and Past Due Loans:
   Nonaccrual Loans                             $   69    $  109    $   13    $    24    $   494
   Restructured Loans on Accrual Status              0         0         0          0          0
   Accrual Loans Past Due 90 Days or More          586       329       397        304        391
                                                ------    ------    -------   --------   -------
Total Nonaccrual, Restructured and Past
   Due Loans                                    $  655    $  438    $  410    $   328    $   885
                                                ------    ------    -------   --------   -------

Other Real Estate                               $    0    $    0    $    0    $      0   $     0
                                                ------    ------    -------   --------   -------

Interest Income That Would Have Been
   Recorded Under Original Terms                $3,846    $9,849    $2,266    $47,437    $32,371
                                                ------    ------    -------   --------   -------

Interest Income Recorded During the Period      $    0    $    0    $  111    $28,083    $ 1,225
                                                ------    ------    -------   --------   -------





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